MSB FINANCIAL CORP. RELEASES FOURTH QUARTER EARNINGS

MILLINGTON, NJ, February 5, 2019 - MSB Financial Corp. (NASDAQ: MSBF) (the “Company”), parent company of Millington Bank, reported today the results of its operations for the three and twelve months ended December 31, 2018.

The Company reported net income of $1.3 million, or $0.24 per diluted common share, for the three months ended December 31, 2018, compared to net income of $0.3 million, or $0.05 per diluted common share, for the three months ended December 31, 2017. Net income for the twelve months ended December 31, 2018 was $4.8 million, or $0.90 per diluted common share, compared to net income of $2.7 million, or $0.48 per diluted common share, for the twelve months ended December 31, 2017. Both the quarter and year ended December 31, 2017 had been impacted by the revaluation of the Company's deferred tax asset as a result of the enactment of the Tax Cuts and Jobs Act on December 22, 2017.

Highlights for the quarter:

•
Return on average assets was 0.87% for the three months ended December 31, 2018 compared to 0.20% for the three months ended December 31, 2017 and return on average equity was 7.20% for the three months ended December 31, 2018 compared to 1.48% for the three months ended December 31, 2017.

•	Net interest margin decreased 8 basis points to 3.22% for the quarter ended December 31, 2018 from 3.30% for the quarter ended December 31, 2017.

•
The efficiency ratio, which is calculated by dividing non-interest expense by the sum of net interest income and non-interest income, was 62.51% for the quarter ended December 31, 2018 as compared to 62.26% for the quarter ended December 31, 2017.

•
Non-performing assets represented 0.71% of total assets at December 31, 2018 compared with 0.73% at December 31, 2017. The allowance for loan losses as a percentage of total non-performing loans was 136.83% at December 31, 2018 compared to 130.99% at December 31, 2017.

•
The Company’s balance sheet reflected total asset growth of $21.5 million at December 31, 2018, compared to December 31, 2017, improved asset quality, and capital levels that exceeded regulatory standards for a well-capitalized institution.

•
The effective tax rate decreased to 28.1% for the quarter ended December 31, 2018 compared to 82.0% for the quarter ended December 31, 2017 primarily due to the revaluation of the Company's deferred tax asset in the 2017 period as a result of the passage of the Tax Cuts and Jobs Act on December 22, 2017.

Selected Financial Ratios
(unaudited; annualized where applicable)

As of or for the quarter ended:	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Return on average assets	0.87%	0.92%	0.87%	0.74%	0.20%
Return on average equity	7.20%	7.56%	7.17%	5.65%	1.48%
Net interest margin	3.22%	3.44%	3.24%	3.24%	3.30%
Net loans / deposit ratio	119.43%	113.08%	113.64%	110.85%	105.46%
Shareholders' equity / total assets	11.40%	11.86%	11.39%	12.37%	12.97%
Efficiency ratio	62.51%	61.96%	62.49%	66.29%	62.26%
Book value per common share	$12.37	$12.70	$12.43	$12.63	$12.66

Net Interest Income

Total interest income for the three months ended December 31, 2018 increased $626,000, or 11.6%, to $6.0 million compared to $5.4 million for the fourth quarter of 2017. Interest income increased in the quarter ended December 31, 2018 compared to the comparable period in 2017, primarily due to a $27.0 million increase in average loan balances. Total interest expense increased by $492,000, or 46.8%, to $1.5 million, for the three months ended December 31, 2018 compared to the same period in 2017 due to a combination of higher deposit rates and an increase in the average balance of borrowings outstanding during the 2018 period.

Net interest income for the three months ended December 31, 2018 increased $134,000, or 3.1%, to $4.5 million compared to $4.3 million for the same three-month period in 2017. The change for the three months ended December 31, 2018 was primarily a result of an increase in average earning assets of $29.7 million partially offset by decreasing margin. The annualized net interest spread was 2.98% and 3.12% for the three months ended December 31, 2018 and 2017, respectively. For the quarter ended December 31, 2018, the Company's annualized net interest margin decreased to 3.22% compared to 3.30% for the corresponding three-month period in 2017.

Total interest income for the twelve months ended December 31, 2018, increased $3.8 million, or 19.8%, to $23.3 million compared to $19.5 million for the twelve months ended December 31, 2017 as average earning assets increased $64.3 million year over year. Total interest expense increased by $2.0 million, or 56.6%, to $5.4 million for the twelve months ended December 31, 2018 compared to December 31, 2017 as average interest-bearing liabilities increased $68.0 million year over year and the average cost of such liabilities increased 30 basis points.

Net interest income grew $1.9 million, or 11.9%, to $17.9 million for the twelve months ended December 31, 2018 compared to $16.0 million for the twelve months ended December 31, 2017. Net interest spread and net interest margin for the twelve months ended December 31, 2018, declined 7 and 5 basis points respectively, to 3.08% and 3.28% compared to 3.15% and 3.33% for the twelve months ended December 31, 2017. Net interest spread and net interest margin decreased as the Company's average borrowings increased in addition to deposit pricing that has continued to become more competitive year over year.

Provision for loan losses

The loan loss provision for the three months ended December 31, 2018 was zero compared to $200,000 for the same period in 2017. The loan loss provision for the year ended December 31, 2018 was $240,000 compared to $1,185,000 for the year ended December 31, 2017. The decrease in the level of provision for loan loss primarily reflects lower loan growth in addition to the improvement of other credit metrics year over year.

Non-Interest Income and Non-Interest Expense

Non-interest income for the three months ended December 31, 2018 was $198,000, as compared to $211,000 for the same period in 2017. Non-interest expense, which consists of salaries and employee benefits, occupancy expense, professional services and other non-interest expenses totaled $2.9 million for the quarter ended December 31, 2018 as compared to $2.8 million for the same period in 2017. The increase in non-interest expense was related to an increase professional service expense due to the costs associated with our Sarbanes-Oxley implementation which requires additional reporting on internal control over the financial reporting of the Company, offset by decreases in various expense categories. Previously, the Company was not subject to these requirements as its public float was below the applicable threshold.

Non-interest income for the twelve months ended December 31, 2018 was $800,000, as compared to $822,000 for the same period in 2017. Non-interest expense totaled $11.9 million for the twelve months ended December 31, 2018 as compared to $11.2 million for 2017 with the $680,000 increase primarily attributable to increased professional services expense as a result of costs associated with our Sarbanes-Oxley implementation. In addition, salaries and employee benefits increased as a result of merit and infrastructure increases while service bureau fees increased as a result of a reduction in the Company's relationship credit that declines every year.

Taxes

For the three months ended December 31, 2018, the Company recorded a $491,000 tax provision compared to $1,240,000 for the three months ended December 31, 2017. The effective tax rate decreased to 28.1% for the quarter ended December 31, 2018 compared to 82.0% for the quarter ended December 31, 2017. As a result of the passage of the Tax Cuts and Jobs Act on December 22, 2017, the federal tax rate for corporations was reduced to 21% during 2018. The decrease in tax provision and effective tax rate is primarily attributable to the revaluation of the Company's deferred tax asset as a result of the law change at December 31, 2017.

For the twelve months ended December 31, 2018 and December 31, 2017, the Company recorded a $1.8 million tax provision. The effective tax rate decreased to 27.2% for the twelve months ended December 31, 2018 compared to 39.4% for the twelve months ended December 31, 2017. The decrease in the effective tax rate is due to the revaluation of the Company's deferred tax asset as a result of the law change at December 31, 2017.

Earnings Summary for Period Ended December 31, 2018

The following table presents condensed consolidated statements of income data for the periods indicated.

Condensed Consolidated Statements of Income (unaudited)

(dollars in thousands, except for per share data)
For the quarter ended:	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Net interest income	$4,459	$4,755	$4,431	$4,302	$4,325
Provision for loan losses	—	60	90	90	200
Net interest income after provision for loan losses	4,459	4,695	4,341	4,212	4,125
Other income	198	190	208	204	211
Other expense	2,911	3,064	2,899	2,987	2,824
Income before income taxes	1,746	1,821	1,650	1,429	1,512
Income taxes (benefit)	491	506	407	407	1,240
Net income	$1,255	$1,315	$1,243	$1,022	$272
Earnings per common share:
Basic	$0.24	$0.25	$0.23	$0.19	$0.05
Diluted	$0.24	$0.24	$0.23	$0.19	$0.05
Weighted average common shares outstanding:
Basic	5,276,116	5,330,029	5,331,090	5,470,349	5,577,314
Diluted	5,317,305	5,388,577	5,375,090	5,507,443	5,588,598

Statement of Condition Highlights at December 31, 2018

•	Balance sheet growth, with total assets amounting to $584.5 million at December 31, 2018, an increase of $21.5 million, or 3.81%, compared to December 31, 2017.

•	The Company’s total gross loans receivable were $508.0 million at December 31, 2018, an increase of $29.1 million, or 6.1%, from December 31, 2017.

•	Securities held to maturity were $39.5 million at December 31, 2018, an increase of $1.0 million, or 2.6%, compared to December 31, 2017.

•	Deposits decreased $28.3 million or 6.31%, totaling $420.6 million at December 31, 2018 compared to $448.9 million at December 31, 2017.

•	Borrowings totaled $94.3 million at December 31, 2018, an increase of $56.6 million, or 150.2%, compared to $37.7 million at December 31, 2017.

The following table presents condensed consolidated statements of condition data as of the dates indicated.

Condensed Consolidated Statements of Condition (unaudited)

(in thousands)
At:	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Cash and due from banks	$1,558	$1,254	$1,654	$1,871	$2,030
Interest-earning demand deposits with banks	10,242	20,817	14,660	15,484	20,279
Securities held to maturity	39,476	43,009	44,770	36,375	38,482
Loans receivable, net of allowance	502,299	494,848	509,689	480,916	473,405
Premises and equipment	8,180	8,323	8,461	8,580	8,698
Federal home Loan Bank of New York stock, at cost	4,756	4,117	4,212	3,049	2,131
Bank owned life insurance	14,585	14,489	14,392	14,294	14,197
Accrued interest receivable	1,615	1,734	1,754	1,642	1,607
Other assets	1,789	1,803	1,657	1,816	2,211
Total assets	$584,500	$590,394	$601,249	$564,027	$563,040
Deposits	$420,579	$437,597	$448,512	$433,843	$448,913
Borrowings	94,275	80,075	82,175	58,075	37,675
Other liabilities	3,000	2,714	2,056	2,350	3,427
Shareholders' equity	66,646	70,008	68,506	69,759	73,025
Total liabilities and shareholders' equity	$584,500	$590,394	$601,249	$564,027	$563,040

Loans

At December 31, 2018, the Company’s net loan portfolio totaled $502.3 million, an increase of $28.9 million, or 6.1%, compared to $473.4 million at December 31, 2017. The allowance for loan losses amounted to $5.7 million and $5.4 million at December 31, 2018 and December 31, 2017, respectively.

At December 31, 2018, the loan portfolio primarily consisted of commercial real estate loans (41.0%) and residential mortgages (32.3%). Commercial and industrial loans represented 20.9% of the portfolio while construction loans accounted for 5.7% of the portfolio. Total loans receivable increased $20.0 million to $519.1 million at December 31, 2018 compared to $499.2 million at December 31, 2017. The increase primarily reflects a $35.1 million increase in commercial and industrial loans and a $15.9 million increase in commercial real estate loans. These increases were partially offset by a $16.9 million decrease in residential mortgages as the Company continues to focus on commercial lending as well as a $14.1 million decrease in construction due to the completion of projects.

The following table shows the composition of the Company's loan portfolio as of the dates indicated.

Loans (unaudited)

(dollars in thousands)
At quarter ended:	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Residential mortgage:
One-to-four family	$143,391	$147,127	$151,372	$154,576	$157,876
Home equity	24,365	25,494	26,174	27,051	26,803
Total residential mortgage	167,756	172,621	177,546	181,627	184,679
Commercial and multi-family real estate	212,606	209,283	214,653	195,951	196,681
Construction	29,628	28,788	48,423	49,397	43,718
Commercial and industrial	108,602	101,849	94,140	82,712	73,465
Total commercial loans	350,836	339,920	357,216	328,060	313,864
Consumer loans	540	580	608	595	618
Total loans receivable	519,132	513,121	535,370	510,282	499,161
Less:
Loans in process	10,677	12,142	19,594	23,398	19,868
Deferred loan fees	501	475	491	462	474
Allowance	5,655	5,656	5,596	5,506	5,414
Total loans receivable, net	$502,299	$494,848	$509,689	$480,916	$473,405

Asset Quality

At December 31, 2018 and December 31, 2017, non-performing loans totaled $4.1 million, or 0.71% and 0.73% of total assets, respectively. Nonperforming loans remained relatively flat year over year as three new relationships were added, offset by the resolution of eight relationships throughout the year. Total delinquent loans (including nonperforming delinquent loans) were $6.3 million at December 31, 2018, an increase of $900,000 from December 31, 2017 due to an increase in loans past due 30-59 days. The allowance for loan losses as a percentage of total loans was 1.11% at December 31, 2018 and at December 31, 2017, respectively, while the allowance for loan losses as a percentage of non-performing loans increased to 136.83% at December 31, 2018 from 130.99% at December 31, 2017. Non-performing loans to total loans decreased to 0.81% at December 31, 2018 from 0.86% at December 31, 2017 primarily due to an increase in loan growth.

The following table presents the components of non-performing assets and other asset quality data for the periods indicated.

(dollars in thousands, unaudited)
As of or for the quarter ended:	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Non-accrual loans	$4,131	$2,746	$3,430	$3,548	$3,975
Loans 90 days or more past due and still accruing	2	101	699	1,266	158
Total non-performing loans	$4,133	$2,847	$4,129	$4,814	$4,133

Non-performing assets / total assets	0.71%	0.48%	0.69%	0.85%	0.73%
Non-performing loans / total loans	0.81%	0.57%	0.80%	0.99%	0.86%
Net charge-offs (recoveries)	$—	$—	$—	$(2)	$61
Net charge-offs (recoveries) / average loans (annualized)	—%	—%	—%	—%	0.05%
Allowance for loan loss / total loans	1.11%	1.13%	1.09%	1.13%	1.13%
Allowance for loan losses / non-performing loans	136.83%	198.67%	135.53%	114.37%	130.99%

Total assets	$584,500	$590,394	$601,249	$564,027	$563,040
Gross loans, excluding ALLL	$507,954	$500,504	$515,285	$486,422	$478,819
Average loans	$499,368	$499,082	$500,959	$483,255	$472,388
Allowance for loan losses	$5,655	$5,656	$5,596	$5,506	$5,414

Deposits

Total deposits at December 31, 2018 decreased to $420.6 million from $448.9 million compared to year-end 2017. Interest demand and money market balances declined $21.1 million and $11.2 million, respectively. Interest demand deposit account balances declined to $134.1 million compared to $155.2 million the year prior while money market balances declined to $16.2 million compared to $27.4 million at the prior year-end. In addition, certificates of deposit (including IRAs) and savings balances decreased $3.4 million and $2.4 million, respectively year over year. Certificates of deposits declined to $120.9 million compared to $124.3 million while savings balances declined to $102.7 million from $105.1 million from prior year end. Offsetting these decreases was an increase in non-interest demand balances of $9.8 million to $46.7 million at December 31, 2018 from $36.9 million from year end at December 31, 2017.

The following table shows the composition of the Company's deposits as of the dates indicated.

Deposits (unaudited)

(dollars in thousands)
At quarter ended:	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Demand:
Non-interest bearing	$46,690	$45,501	$42,687	$36,751	$36,919
Interest-bearing	134,123	150,248	153,968	148,888	155,199
Savings	102,740	102,434	109,254	109,215	105,106
Money market	16,171	12,822	14,381	20,251	27,350
Time	120,855	126,592	128,222	118,738	124,339
Total deposits	$420,579	$437,597	$448,512	$433,843	$448,913

Capital

At December 31, 2018, the Company's total stockholders' equity amounted to $66.6 million, or 11.40% of total assets, compared to $73.0 million at December 31, 2017. The Company’s book value per common share was $12.37 at December 31, 2018, compared to $12.66 at December 31, 2017. The decline in shareholders' equity was primarily due to the repurchase of 373,948 shares of common stock at a total cost of $6.7 million and the payment of two special dividends in the aggregate amount of $5.0 million, partially offset by net income of $4.8 million.

At December 31, 2018, the Bank’s common equity tier 1 ratio was 11.90%, tier 1 leverage ratio was 10.71%, tier 1 capital ratio was 11.90% and the total capital ratio was 13.00%. At December 31, 2017, the Bank’s common equity tier 1 ratio was 11.98%, tier 1 leverage ratio was 10.72%, tier 1 capital ratio was 11.98% and the total capital ratio was 13.10%. At December 31, 2018, Company and the Bank were in compliance with all applicable regulatory capital requirements.

The following table sets forth the Company's consolidated average statements of condition for the periods presented.

Condensed Consolidated Average Statements of Condition (unaudited)

(dollars in thousands)
For the quarter ended:	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Loans	$499,368	$499,082	$500,959	$483,255	$472,388
Securities held to maturity	41,460	43,871	36,494	37,661	39,899
Allowance for loan losses	(5,686)	(5,624)	(5,538)	(5,461)	(5,376)
All other assets	41,211	37,466	38,053	38,851	41,886
Total assets	$576,353	$574,795	$569,968	$554,306	$548,797
Non-interest bearing deposits	$48,172	$43,495	$38,903	$36,211	$43,336
Interest-bearing deposits	372,474	386,364	385,047	390,522	375,098
Borrowings	83,440	73,077	74,192	53,191	53,844
Other liabilities	2,585	2,320	2,495	1,972	3,104
Stockholders' Equity	69,682	69,539	69,331	72,410	73,415
Total liabilities and shareholders' equity	$576,353	$574,795	$569,968	$554,306	$548,797

CEO outlook:

"2018 was a challenging year for the Company due to intense competition for both loans and deposits in a rising interest rate environment," stated Michael Shriner, President and Chief Executive Officer. Mr. Shriner added "However, I am very proud of our team for remaining focused on the bigger picture of growing the Company in a safe and sound manner, and still creating value for our shareholder through the combination of stock repurchases and the distribution of two special dividends."

Mr. Shriner further commented, “From the top down, we are committed to the overall improvement of the Company in 2019. Our management team continues to seek ways to become more efficient, improve the overall risk profile of the Company, and to create even more value for our shareholders, customers, employees and the community."

Forward Looking Statement Disclaimer
The foregoing release may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. Factors that may cause actual results to differ from those contemplated include our continued ability to grow the loan portfolio, the impact of the passage of the Tax Cuts and Jobs Act and our continued ability to manage cybersecurity risks.

Contact:	Michael A. Shriner, President & CEO
(908) 647-4000
mshriner@millingtonbank.com

MSB Financial Corp. and Subsidiaries

Consolidated Statements of Financial Condition
	At December 31, 2018	At December 31, 2017
(Dollars in thousands, except per share amounts)
Cash and due from banks	$1,558	$2,030
Interest-earning demand deposits with banks	10,242	20,279
Cash and Cash Equivalents	11,800	22,309
Securities held to maturity (fair value of $38,569 and $38,255, respectively)	39,476	38,482
Loans receivable, net of allowance for loan losses of $5,655 and $5,414, respectively	502,299	473,405
Premises and equipment	8,180	8,698
Federal Home Loan Bank of New York stock, at cost	4,756	2,131
Bank owned life insurance	14,585	14,197
Accrued interest receivable	1,615	1,607
Other assets	1,789	2,211
Total Assets	$584,500	$563,040
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Non-interest bearing	$46,690	$36,919
Interest bearing	373,889	411,994
Total Deposits	420,579	448,913
Advances from Federal Home Loan Bank of New York	94,275	37,675
Advance payments by borrowers for taxes and insurance	749	686
Other liabilities	2,251	2,741
Total Liabilities	517,854	490,015
Stockholders' Equity
Preferred stock, par value $0.01; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 5,389,054 and 5,768,632 issued and outstanding at December 31, 2018 and December 31, 2017, respectively	54	58
Paid-in capital	44,726	51,068
Retained earnings	23,498	23,641
Unearned common stock held by ESOP (179,464 and 190,390 shares, respectively)	(1,632)	(1,742)
Total Stockholders' Equity	66,646	73,025
Total Liabilities and Stockholders' Equity	$584,500	$563,040

MSB Financial Corp. and Subsidiaries

Consolidated Statements of Income
	Three months ended December 31,		Twelve months ended December 31,
	2018	2017	2018	2017
(in thousands except per share amounts)
Interest Income
Loans receivable, including fees	$5,600	$5,065	$21,960	$18,278
Securities held to maturity	302	249	1,065	1,011
Other	101	63	320	191
Total Interest Income	6,003	5,377	23,345	19,480
Interest Expense
Deposits	1,039	747	3,834	2,450
Borrowings	505	305	1,564	996
Total Interest Expense	1,544	1,052	5,398	3,446
Net Interest Income	4,459	4,325	17,947	16,034
Provision for Loan Losses	—	200	240	1,185
Net Interest Income after Provision for Loan Losses	4,459	4,125	17,707	14,849
Non-Interest Income
Fees and service charges	82	86	334	342
Income from bank owned life insurance	96	100	388	413
Other	20	25	78	67
Total Non-Interest Income	198	211	800	822
Non-Interest Expenses
Salaries and employee benefits	1,566	1,579	6,673	6,240
Directors compensation	125	192	490	743
Occupancy and equipment	392	403	1,564	1,620
Service bureau fees	96	65	347	229
Advertising	2	12	33	24
FDIC assessment	17	53	211	184
Professional services	513	297	1,730	1,347
Other	200	223	813	794
Total Non-Interest Expenses	2,911	2,824	11,861	11,181
Income before Income Taxes	1,746	1,512	6,646	4,490
Income Tax Expense	491	1,240	1,811	1,768
Net Income	$1,255	$272	$4,835	$2,722
Earnings per share:
Basic	$0.24	$0.05	$0.90	$0.49
Diluted	$0.24	$0.05	$0.90	$0.48

MSB Financial Corp. and Subsidiaries

Selected Quarterly Financial and Statistical Data
	Three Months Ended
(in thousands, except for share and per share data) (annualized where applicable)	12/31/2018	9/30/2018	12/31/2017
(unaudited)
Statements of Operations Data

Interest income	$6,003	$6,175	$5,377
Interest expense	1,544	1,420	1,052
Net interest income	4,459	4,755	4,325
Provision for loan losses	—	60	200
Net interest income after provision for loan losses	4,459	4,695	4,125
Other income	198	190	211
Other expense	2,911	3,064	2,824
Income before income taxes	1,746	1,821	1,512
Income tax expense (benefit)	491	506	1,240
Net Income	$1,255	$1,315	$272
Earnings (per Common Share)
Basic	$0.24	$0.25	$0.05
Diluted	$0.24	$0.24	$0.05
Statements of Condition Data (Period-End)
Investment securities held to maturity (fair value of $38,569, $41,765, and $38,255)	$39,476	$43,009	$38,482
Loans receivable, net of allowance for loan losses	502,299	494,848	473,405
Total assets	584,500	590,394	563,040
Deposits	420,579	437,597	448,913
Borrowings	94,275	80,075	37,675
Stockholders' equity	66,646	70,008	73,025
Common Shares Dividend Data
Cash dividends	$2,522	$—	$—
Weighted Average Common Shares Outstanding
Basic	5,276,116	5,330,029	5,577,314
Diluted	5,317,305	5,388,577	5,588,598
Operating Ratios
Return on average assets	0.87%	0.92%	0.20%
Return on average equity	7.20%	7.56%	1.48%
Average equity / average assets	12.09%	12.10%	13.38%
Book value per common share (period-end)	$12.37	$12.70	$12.66